UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 15, 2021
Date of Report (date of earliest event reported)
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Asensus Surgical, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	0-19437 (Commission File Number)	11-2962080 (I.R.S. Employer Identification Number)

1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(Address of principal executive offices)

919-765-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2021, Asensus Surgical, Inc. (the “Company”) reported that its Board of Directors had approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the quorum for stockholder meetings to equal one-third (33.33%) of the shares issued and outstanding and entitled to vote on the matters at the meeting. The amendment to Bylaws will be applied retroactively to the record date for the Company’s 2021 Annual Meeting of Stockholders to be held on July 22, 2021, beginning at 1:00 p.m. Eastern Time.

The change to the quorum requirement for stockholder meetings was made to improve the Company’s ability to hold stockholder meetings when called. The Company has twice adjourned the 2021 Annual Meeting of Stockholders in order to try and achieve a quorum for the meeting, but has not been successful in securing the votes of a majority of the shares issued and outstanding as of the record date.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Asensus Surgical, Inc., effective July 15, 2021

104	Cover Page Interactive Data File (formatted in inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASENSUS SURGICAL, INC.

Date: July 15, 2021	/s/ Shameze Rampertab
Shameze Rampertab
Executive Vice President and Chief Financial Officer

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